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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 15, 2003
Date of Earliest Event Reported: September 9, 2003

ON COMMAND CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)

00-21315 (Commission File Number)	77-04535194 (I.R.S. Employer Identification No.)
4610 South Ulster Street, 6th Floor Denver, CO 80237 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (720) 873-3200

(Former name or former address, if changed from last report)

ON COMMAND CORPORATION

FORM 8-K

September 15, 2003

Item 5. Other Events and Regulation FD Disclosure

        On Command Corporation has entered into a definitive merger agreement dated September 9, 2003 with its indirect parent corporation, Liberty Media Corporation, through which Liberty Media would acquire the approximately 26% of the issued and outstanding shares of On Command common stock not already owned by Liberty Media and its affiliates.

        If the merger is consummated as agreed, each issued and outstanding share of On Command common stock not owned by Liberty Media or its subsidiaries would be converted into the right to receive 0.166 of a share of Liberty Media Series A common stock, subject to adjustment under certain circumstances. Shares as to which appraisal rights under Delaware law have been validly exercised will not be converted into Liberty Media shares in the merger. If the implied value of the exchange ratio is less than $1.90 or more than $2.10 per share of On Command common stock, based on the average market price of the Liberty Media Series A common stock during the five trading days ending on the third trading day prior to the closing of the merger, then the exchange ratio will be adjusted upward or downward, as applicable, to yield an implied value of $1.90 or $2.10 per share, respectively, based on such average market price. Any adjustment of the exchange ratio to more than 0.190 of a share of Liberty Media Series A common stock for each share of On Command common stock will be at Liberty Media's sole discretion. If such average market price of the Liberty Media Series A common stock is less than $10.00 per share, and Liberty Media determines not to increase the exchange ratio above 0.190, then the exchange ratio would be fixed at 0.190 and On Command would be entitled to terminate the merger agreement. Any decision of the On Command board of directors to terminate the merger agreement would be made by vote of the independent directors.

        Consummation of the merger is subject to the approval of the merger agreement by the shareholders of On Command and the satisfaction of customary closing conditions. The transaction would be taxable to On Command shareholders.

        A copy of the agreement and plan of merger is attached hereto as Exhibit 2.1 and a copy of On Command's press release announcing the merger agreement is attached hereto as Exhibit 99.1. Both documents are incorporated herein in their entirety by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits.

          The following exhibits are being filed with this Form 8-K

    2.1
    Agreement and Plan of Merger among Liberty Media Corporation, ONCO Acquisition Co., and On Command Corporation, dated as of September 9, 2003.

    99.1
    Press Release of On Command Corporation, dated September 9, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2003

ON COMMAND CORPORATION
By:	/s/ BERNARD G. DVORAK
Bernard G. Dvorak Senior Vice President, Chief Financial Officer and Treasurer (Principal Accounting and Financial Officer)

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  Item 5. Other Events and Regulation FD Disclosure
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURE